Exhibit 99.1

CELATOR® PHARMACEUTICALS ANNOUNCES

PRICING OF A $38.0 MILLION

PUBLIC OFFERING OF COMMON STOCK

EWING, N.J. – (March 23, 2016) Celator Pharmaceuticals, Inc. (Nasdaq:CPXX), a pharmaceutical company developing new and more effective therapies to treat cancer, today announced the pricing of an underwritten public offering of 4,000,000 shares of common stock. The shares of common stock are being offered at a price of $9.50 per share. The gross proceeds to Celator from this offering are expected to be approximately $38.0 million, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Celator. The Company has granted the underwriters a 30-day option to purchase an additional 600,000 shares of common stock to cover over-allotments. The offering is expected to close on or about March 29, 2016, subject to customary closing conditions.

Stifel is acting as the sole bookrunning manager for the offering. Needham & Company, LLC is acting as the lead manager, and Roth Capital Partners, H.C. Wainwright & Co. and National Securities Corporation are acting as co-managers for the offering. MTS Health Partners, L.P. served as financial advisor to Celator for the offering.

The common stock is being offered by Celator pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on February 12, 2014. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to the offering was filed with the SEC on March 22, 2016. A final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the prospectus supplement and accompanying prospectus relating to the offering can be obtained on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by calling (415) 364-2500 or by emailing SyndProspectus@stifel.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is an oncology-focused biopharmaceutical company that is transforming the science of combination therapy, and developing products to improve patient outcomes in cancer. Celator’s proprietary technology platform, CombiPlex®, enables the rational design and rapid evaluation of optimized combinations of anti-cancer drugs, incorporating traditional chemotherapies as well as molecularly targeted agents to deliver enhanced anti-cancer activity. CombiPlex addresses several fundamental shortcomings of conventional combination regimens, as well as the challenges inherent in combination drug development, by identifying the most effective synergistic molar ratio of the drugs being combined in vitro, and fixing this ratio in a nano-scale drug delivery complex to maintain the optimized combination after administration and ensuring exposure of this ratio to the tumor. Celator’s lead product is VYXEOS™ (also known as CPX-351), a nano-scale liposomal formulation of cytarabine:daunorubicin in Phase 3 clinical testing for the treatment of acute myeloid leukemia. We have also conducted clinical development on CPX-1, a nano-scale liposomal formulation of irinotecan:floxuridine studied in colorectal cancer; and have a preclinical stage product candidate, CPX-8, a hydrophobic docetaxel prodrug nanoparticle formulation. More recently, the Company has advanced its CombiPlex platform and broadened its application to include molecularly targeted therapies. For more information, please visit Celator’s website at www.celatorpharma.com. Information on ongoing trials is available at www.clinicaltrials.gov.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements relating to the completion of the proposed public offering, including the satisfaction of customary closing conditions and the use of anticipated proceeds, statements regarding the safety, potential efficacy, therapeutic potential, and commercial potential of VYXEOS™ (also known as CPX-351), our expectations regarding the timing of our regulatory filings, our expectations regarding our research and development programs and advancing our CombiPlex platform and the potential to establish research and development collaborations applying our proprietary technologies with other biotechnology/pharmaceutical companies. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our development programs, future results, or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of clinical studies, whether clinical study results obtained to date will be predictive of future results, whether the final results of our clinical studies will be supportive of regulatory approval to market VYXEOS and other matters that could affect the commercial potential of our drug candidates. Celator undertakes no obligation to update or revise any forward-looking statements. Celator undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Celator’s Form 10-K for the year ended December 31, 2015, subsequent reports on Form 10-Q and 8-K, and other filings by the company with the U.S. Securities and Exchange Commission.

# # #

2

CONTACTS:

Media:

Sam Brown, Inc.

Mike Beyer, 312-961-9502

mikebeyer@sambrown.com

Investors:

The Trout Group

Adam Krop, 646-378-2963

akrop@troutgroup.com

3